SUB-ITEM 77E:  LEGAL
PROCEEDINGS
Since October 2003,
Federated and related
entities (collectively,
"Federated"),
and various
Federated funds
("Funds"),
have been named
as defendants in
several class action
lawsuits now pending
in the United States
District Court for the
District of Maryland.
The lawsuits were
purportedly filed on
behalf of people who
purchased, owned and/or
redeemed
shares of Federated-sponsored
mutual funds during
specified periods beginning
November 1, 1998. The suits are
generally similar in
alleging that Federated
engaged in illegal and
improper trading practices
including market timing
and
late trading in concert
with certain institutional
traders, which allegedly
caused financial injury
to the mutual fund
shareholders. These
lawsuits began to be
filed shortly after
Federated's first public
announcement that it had
received
requests for information
on shareholder trading
activities in the Funds
from the SEC, the Office of
the New York State
Attorney General ("NYAG"),
and other authorities. In
that regard, on November
28, 2005, Federated announced
that it had
reached final settlements
with the SEC and the NYAG
with respect to those matters.
Specifically, the SEC and NYAG
settled proceedings against
three Federated subsidiaries
involving undisclosed market
timing arrangements and late
trading. The SEC made findings:
that Federated Investment
Management Company ("FIMC"),
an
SEC-registered
investment adviser to various
Funds, and Federated Securities
Corp., an SEC-registered broker
-dealer and distributor for
the Funds, violated provisions
of the Investment Advisers Act
and Investment Company Act by
approving, but not
disclosing, three market timing
arrangements, or the associated
conflict of interest between FIMC
and the funds involved
in the arrangements, either to
other fund shareholders or to the
funds' board; and that Federated
Shareholder Services
Company, formerly an SEC-registered
transfer agent, failed to prevent
a
 customer and a Federated employee
from late
trading in violation of provisions
of the Investment Company Act. The
 NYAG found that such conduct
violated provisions
of New York State law. Federated
entered into the settlements without
admitting or denying the regulators'
findings. As
Federated previously reported in
2004,
it has already paid approximately
$8.0 million to certain funds as
determined by an
independent consultant. As part
of these settlements, Federated
agreed to pay disgorgement
and a civil money penalty in
the aggregate amount of an
additional $72 million and,
 among other things, agreed
that it would not serve as
investment
adviser to any registered
investment company unless
(i)
at least 75% of the fund's
directors are independent
 of
Federated, (ii) the chairman
of each such fund is independent
of Federated, (iii) no action
may
be taken by the fund's
board or any committee thereof
unless approved by a majority
 of the independent trustees of
the fund or committee,
respectively, and (iv) the
 fund appoints a "senior
officer" who reports to
the independent trustees
and is responsible for
monitoring compliance by
the fund with applicable
laws and fiduciary duties
and for managing the process
 by which
management fees charged
to
a fund are approved. The
settlements are described
in Federated's announcement
which,
along with previous press
releases and related
communications on those matters,
 is available in the "About Us"
 section of
Federated's website
at FederatedInvestors.com.
Federated entities have
also been named as defendants
 in several additional lawsuits
that are now pending in the United
States District Court for
 the Western District of
Pennsylvania, alleging,
 among other things,
 excessive advisory
and Rule
12b-1 fees.
The Board of the Funds
retained the law firm
of Dickstein Shapiro
LLP to represent the
Funds in each of the
lawsuits
described in the
preceding two paragraphs.
Federated and the Funds,
and their respective counsel,
have been defending
this litigation, and
none of the Funds
remains a defendant
in any of the lawsuits
(though some could
potentially receive
any recoveries as
nominal defendants).
Additional lawsuits
based upon similar
allegations may be
filed in the future.
The
potential impact of
these lawsuits, all
of which seek
unquantified damages,
 attorneys' fees, and
 expenses, and future
potential similar suits
 is uncertain. Although
we do not believe that
these lawsuits will have
 a material adverse
effect on
the Funds, there can
be no assurance that
these suits, ongoing
adverse publicity and/or
other developments resulting
from the regulatory
investigations will
not result in increased
Fund redemptions, reduced
 sales of Fund shares, or
 other
adverse consequences
for the Funds.